Sub-Item 77I: Terms of new or amended securities

The Board of Trustees approved the creation of the Gotham Index Plus All Cap Fund (the "Fund"), an additional series of the FundVantage Trust (the "Trust") via a Unanimous Written Consent dated October 6, 2017. A description of the Fund's Institutional Class Shares is contained in the Fund's Prospectus dated March 5, 2018, which was filed with the Commission pursuant to Rule 497(e) of the Securities Act of 1933, as amended (the "1933 Act") on March 5, 2018 and Statement of Additional Information dated February 1, 2018, which was filed with the Commission pursuant to Rule 485(b) of the 1933 Act on January 29, 2018.

The Board of Trustees approved the name changes of the Class N Shares of the Gotham Index Plus Fund and the Gotham Total Return Fund (the "Funds"), existing series of the Trust, to "Investor Class Shares", via a Unanimous Written Consent dated January 23, 2018. A description of the Funds' Investor Class Shares is contained in the Funds' Prospectus and Statement of Additional Information each dated February 1, 2018, which was filed with the Commission pursuant to Rule 485(b) of the 1933 Act on January 29, 2018.

The Board of Trustees approved the name changes of the Gotham Index Core Fund to the Gotham Enhanced Index Plus Fund and the Gotham Master Long Fund to the Gotham Master Index Plus Fund, existing series of the Trust, via a Unanimous Written Consent dated December 1, 2017. A description of the Institutional Class Shares is contained in the Funds' Prospectus dated March 5, 2018, which was filed with the Commission pursuant to Rule 497(e) of the 1933 Act on March 5, 2018 and Statement of Additional Information dated February 1, 2018, which was filed with the Commission pursuant to Rule 485(b) of the 1933 Act on January 29, 2018.